Exhibit 99.1

30-Nov-2021
Chico’s FAS, Inc. (CHS)
Q3 2021 Earnings Call

Exhibit 99.1
CORPORATE PARTICIPANTS
David M. Oliver
Senior Vice President-Finance, Controller & Chief Accounting Officer, Chico's FAS, Inc.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
OTHER PARTICIPANTS
Susan Anderson    Dana Lauren Telsey
Analyst, B. Riley FBR, Inc.    Analyst, Telsey Advisory Group LLC
Marni Shapiro    Janet J. Kloppenburg
Analyst, The Retail Tracker LLC    Analyst, JJK Research
MANAGEMENT DISCUSSION SECTION
Operator: Welcome to Chico's FAS Third Quarter 2021 Conference Call and Webcast. All participants will be in a listen-only mode. Please note this call is being recorded. I would now like to turn the call over to Corporate Controller, David Oliver. Mr. Oliver, please go ahead, sir.
David M. Oliver
Senior Vice President-Finance, Controller & Chief Accounting Officer, Chico's FAS, Inc.
Good morning and welcome to the Chico's FAS third quarter 2021 conference call and webcast. For reference, our earnings release can be found on our website at www.chicosfas.com under Press Releases on the Investor Relations page.
Today's comments will include forward-looking statements regarding our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, which speak only as of today's date. You should not unduly rely on these statements. Important factors that could cause actual results or events to differ materially from those projected or implied by our forward-looking statements are included in today's earnings release, our SEC filings and the comments made on this call. We disclaim any obligation to update or revise any information discussed on this call, except as may be otherwise required by law.
Now, I'll turn the call over to our CEO and President, Molly Langenstein.

Exhibit 99.1
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you, David and good morning, everyone. I would like to officially welcome PJ Guido to the company in his role as Chief Financial Officer. He comes to us with a wealth of retail financial experience and we are pleased to have him on board and on the call today.
We achieved another great quarter and the momentum continues. Third quarter earnings per share of $0.15 represents the company's best third quarter performance since 2016 and demonstrates the extraordinary progress we continue to make in our turnaround strategy. The return to third quarter profitability was driven by healthy year-over-year comparable sales growth, meaningful gross margin expansion, in fact the best third quarter gross margin performance since 2014 and continued diligent expense management.
The robust year-over-year third quarter comparable sales increase of 28% was driven by significant digital and store outperformance across all three brands propelled by meaningful quality, fit and fabrication enhancements in our products, which has continued to significantly drive full price selling, reduced markdowns and increased gross margin quarter-over-quarter.
Dramatic improvement is continuing at Chico's and White House Black Market as indicated by our third quarter comp sales increase of 23% and 33%, respectively, on significantly lower inventory levels. Both apparel brands are driving meaningfully faster sell-through rates, higher productivity, more full-price sales and better maintained margins. Existing and new customers are enthusiastically responding to our objective for fabric fit and new product offerings.
The apparel brands generated their best third quarter gross margin performance in more than five years. Soma posted a 30% comp sales increase over last year's third quarter, on top of an 11% comp sales increase in the third quarter of 2019, marking five consecutive quarters of comp sales growth.
To continue driving this business forward, we have invested in the necessary inventory capital and staffing. 12 months trailing data from market research NPD Group shows that Soma's growth continues to outpace the market in non-sports bras, panties and sleepwear. We believe this data along with our recent performance is a strong indication that Soma is well-positioned to continue capturing additional market share on our journey to becoming $1 billion brand.
Our third quarter performance highlights the remarkable progress we are making on our five strategic priorities. Let me take a few minutes to update you on each.
First, continuing our ongoing digital transformation. Over the last two-and-a-half years, we have successfully transformed Chico's FAS into a seamless, digital-first, customer-led company, as evidenced by the trajectory of our digital sales over this time. Even as store revenues have continued to rebound, digital sales have remained very strong. The investments we have made in talent and technology have paid off. Our proprietary digital tools continue to gain traction and customers using these tools are more engaged and have higher conversion rates and average order value. These tools continue to drive year-over-year, new multichannel customer growth and these customers are our most valuable, spending 3 times a single-channel customer.
We continue to leverage our online outfitting experiences, STYLECONNECT and MY CLOSET, and customer engagement growth every quarter. Approximately 3 million customers, representing nearly half of our active customer file, are now enrolled in STYLECONNECT. MY CLOSET, the personalized experience enabling customers to augment their closet by coordinating their wardrobe with past purchases, generates conversion at 4.5 times the site average and significantly higher average order value than those not using the feature.

Exhibit 99.1
We are continually enhancing our personalization efforts to drive engagement, conversion and order including our shop-to-look feature launched last year. Afterpay, allowing for customers to pay for their purchases in installments has also proven to be a terrific UPT and sales driver. Since it launched about a year ago, it continues to exceed our expectations. Buy-online-pick up in store has also remained popular and is still growing double-digits.
Second, further refining our product. On the product front, we are doing two key things at each of our brands, to take market share and drive results. First, leveraging our customer data and insights and second, constantly innovating and elevating our assortment. Customers are clearly responding across all three brands.
At Chico's, denim and our new pant selections are a big hit, which she is pairing with wovens, ruanas, sweaters and our great no-iron shirts to make complete outfits. She is responding to our elevated fabric and new comfort features in bottoms.
White House Black Market continues to benefit from elevated styling and quality improvements as well. We had an outstanding response to our new denim fit and fabric with year-over-year denim revenues nearly doubling for the quarter. She is pairing denim with our three new key White House Black Market jacket silhouettes that are versatile for every occasion.
Continually creating comfortable, beautiful solutions are core to the Soma brand. We offer a full bra-menu of solutions, so she can find the absolute right bra for all of her needs. Year-over-year bra revenues were up 38% in the quarter, boosted by the fact that our customers returned to the stores for in-person fittings.
Sleepwear and panties continue to be strong and drove double-digit growth over last year and 2019 levels.
Next, driving customer engagement. Through enhanced customer data analytics and insights, we have elevated and targeted our marketing efforts which are driving brand awareness, generating traffic and acquiring new customers. We continue to allocate more resources to digital, digital storytelling, influencers and other social efforts. We are elevating our content including using more organic and user-generated content.
Our social media customer engagement continues to grow and customers are responding. For example, our weekly Facebook Live selling events are engaging and continue to gain traction and generate sales. In the third quarter our apparel brand had over 2.3 million views in social selling live videos and reel.
We continue to acquire new customers with the customer count up nearly 8% from the prior-year third quarter and their average age continues to trend younger than existing customers. This data reinforces the runway for all three brands.
Priority four, maintaining our operating and cost disciplines. One of our most meaningful third quarter accomplishment was our gross margin performance. We achieved our highest third quarter gross margin rate since 2014 driven by strength in full-price sales and the corresponding reduction in promotion, strategic inventory management and improved leverage of occupancy cost on higher sales. Continued cost discipline efforts and sales leverage resulted in a third quarter SG&A rate lower than both the third quarter of 2020 and 2019. In fact, we posted our best SG&A rate performance since 2018.
And finally, delivering higher productivity in our real estate portfolio. Store traffic was very healthy and we delivered strong store sales growth during the third quarter. Stores continue to be an integral part of our overall strategy as data indicates that digital sales are higher in markets where we have a strong retail presence. Prudent store growth for the portfolio of brands makes sense where the investment delivers profitable returns.
We have successfully opened 64 Soma shop-in-shops inside Chico's stores, which are exceeding expectations, driving new customers to both brands, lifting store productivity and further expanding our digital business. We plan to open nine more shop-in-shops in the fourth quarter.

Exhibit 99.1
At the same time, we continue to rationalize and tighten our real estate portfolio, as appropriate, in order to deliver overall higher store profitability. We will make decisions to close stores when it's accretive to the overall portfolio. This remains a dynamic process. For example, at the beginning of the year, we expected to close 45 to 50 locations this fiscal year but have reduced that number to 37 due to a combination of favorable store performance and successful lease negotiation.
Now, let me turn the call over to PJ to update you on our financial performance. PJ?
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
Thanks, Molly and good morning, everyone. I'm excited to be part of the Chico's team and look forward to engaging with all of you in the investor and analyst community. Our momentum continued in Q3 and we posted another quarter of profitable growth with diluted EPS of $0.15 for the quarter compared to a $0.48 loss per share in last year's third quarter, and a $0.07 loss per share in the third quarter of fiscal 2019. I will note that on a non-GAAP basis, before one-time charges, diluted EPS for the quarter was $0.18.
This year's third quarter marks our best third quarter earnings performance since 2016 with all three brands leveraging a shared platform, contributing meaningfully to sales growth, gross margin expansion and significantly higher operating income.
Third quarter net sales totaled $453.6 million compared to $351.4 million last year. This 29% increase reflects a comparable sales increase of 28% and was driven by meaningful improvement in product and enhanced marketing efforts, which drove full-price selling, partially offset by 31 net store closures in the last 12 months.
At the brand level Chico's comparable sales grew 23%, White House Black Market, comp sales grew 33.4% and Soma comp sales grew 30.2% over 2020.
Looking at the third quarter compared to 2019, our comparable sales continued to improve, reaching close to 97% of pre-pandemic 2019 levels, with Soma increasing 44% and Chico's and White House Black Market down 16% and 5%, respectively. I would note that this level of sales growth was achieved with much lower on-hand inventories compared to 2019, with Chico's' inventories down 46% and White House Black Market inventories down 39%, reinforcing the higher productivity achieved, by managing inventory with a focus on overall profitability.
The third quarter gross margin was 40.7% compared to 22% last year and 35.3% in 2019. The current year gross margin rate was our best performance in 18 consecutive quarters and reflected higher full-price sales and improved occupancy leverage. This improvement was achieved despite supply chain challenges and related cost that continued to impact the retail sector.
Moving down the P&L, SG&A expenses for the third quarter totaled $162.5 million, or 35.8% of sales, compared to 43.6% of sales in 2020 and 37.3% of sales in 2019. Continued cost discipline and expense reduction initiatives coupled with improving sales have enabled us to realize meaningful leverage that will give us more financial flexibility as we continue to grow all three brands.
On a year-to-date basis, I would like to highlight that both profitability and cash flow have improved significantly since last year and 2019. In addition to giving us much more flexibility, higher free cash flow generation will provide us with fuel to invest behind a strategy that is working. Fueling growth will be a key capital allocation priority going forward.
On a year-to-date basis, we generated $89 million of EBITDA through the third quarter, which is significantly higher than the EBITDA of $65 million for all of fiscal 2019. For the current-year nine months we posted EPS of $0.29 compared to a loss of $2.43 a share in the prior-year nine months and a loss of $0.07 for the same period in 2019.

Exhibit 99.1
Now let's shift to the balance sheet. Our cash position and total liquidity remain strong, providing us with the flexibility to manage the business and make investments to further fuel our momentum. We ended the quarter with cash and marketable securities of $137.5 million, a slight increase over the second quarter balance even after reducing borrowings on our long-term credit facility by a third, with a $50 million debt repayment.
On-hand inventories for the quarter remained very lean, down 13% relative to 2020 and down 19% relative to 2019. Our inventory has never been more productive and is delivering very high gross margin for us, especially in the apparel brands where on-hand inventory was down 38% to last year and down 43% to 2019.
Turning to real estate. In the third quarter, we continued our lease renegotiation initiative with A&G Real Estate Partners, securing incremental commitments of $7 million, bringing our total year-to-date commitments to $22 million in rent reductions from landlords. This is in addition to the $65 million in reductions negotiated last year for a total savings of $87 million since we commenced the renegotiation program in 2020. These renegotiated store leases will provide an occupancy tailwind and further enhance store profitability going forward.
As Molly noted, we are continuing to right-size our store base, primarily as leases come due, these kickouts are available where buyouts make economic sense. We have flexibility with approximately 60% of our leases coming up for renewal or kickouts available over the next two to three years.
During the third quarter we closed five stores bringing our year-to-date closings to 23 and we ended the quarter with 1,279 boutiques. Going forward we will continue to actively manage our real estate portfolio to enhance overall store profitability.
Now turning to our fourth quarter outlook. Given the strength of customer demand for all three of our brands, we're confident that our momentum will be sustained as we get further into the quarter. We expect fourth quarter total sales to continue to accelerate closer to 2019 and reach $495 million to $510 million. We expect fourth quarter gross margin rate as a percent of sales to be above 2020 and 2019 and in the range of 33% to 34.5%. This expectation incorporates the continued inventory management with faster sell-through rates and higher full-price sales as well as higher supply chain costs.
We are continuing to manage our expense structure and expect the SG&A rate as a percent of sales to be in the range of 32.3% to 32.8%. We expect our effective tax rate to be approximately 33% for the quarter which will give us a rate of 24% for the full year.
And we expect to deliver diluted EPS of flat to $0.05 for the fourth quarter, putting us well above 2020 and 2019 for both the quarter and the full year.
Before we go on to Q&A, I would like to leave you with three key thoughts, first our turnaround has accelerated due to our strategic initiatives and continued cost discipline. Second, all three of our brands are contributing meaningfully to sales growth and profitability. And last, we have greatly improved the fundamental operating model of the business and have created a sustainable tailwind that will allow us to successfully navigate the current macro environment and continue on a path of profitable growth well into the future.
Now, I'll turn the call over to the operator for Q&A. Operator?

Exhibit 99.1
QUESTION AND ANSWER SECTION
Operator: Thank you. At this time we would be happy to take your questions. In the interest of time and consideration to others, please limit yourself to one question. [Operator Instructions] Today's first question comes from Susan Anderson of B. Riley, please go ahead.

Susan Anderson
Analyst, B. Riley FBR, Inc.
Hi, good morning. It's nice to see the improvement in the quarter. I guess I'm curious just on the supply chain front, in terms of inventory did you feel like you had enough inventory? And then looking into the holiday, how do you feel about your inventory level and will there be any late deliveries? And then I'm not sure if I missed this, but did you say what the freight impact was to the margin?
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you, Susan. I will take the supply chain inventory and looking into holiday late deliveries and then I'll pass it to PJ in terms of freight impact.
First of all, for nearly two years we have been managing through many COVID challenges. We have been operating and then assessing, aligning, anticipating and actioning model, and we will continue to do so remaining diligent to make sure that we make swift decision to move us forward. I mentioned this because we have had efficiencies in the way that we've been managing the supply chain and in the third quarter, the supply chain did not materially limit our ability to be able to meet demand. In fact, if you look at the entire COVID period, during this timeline, we've been able to grow all three brands, satisfy customer demand and elevate our liquidity and cash flow.
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
And Susan, on your freight question, the impact was approximately 350 basis points to gross margin and that includes both inbound and outbound freight. Obviously, we have seen higher ocean cost, ocean cargo as well as air freight, so the total impact in the quarter was roughly 350 basis points, or just over $50 million.
Susan Anderson
Analyst, B. Riley FBR, Inc.
Great. And was that I guess, the excess freight above normal?
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
Yes, correct.
Susan Anderson
Analyst, B. Riley FBR, Inc.
Okay, and then I guess you mentioned that gross margins reached their highest level since 2014, I'm curious where gross margins were relative to history and then just looking forward, how much do you think of that is sustainable? And do you think there is still more opportunity on the margin front? Thanks.
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
So in the gross margin, with regard to maintaining margins, the majority, over two-thirds of the margin expansion is due to higher AUR. So, obviously that accrues to the maintained margin. And in terms of sustainability, we obviously have greatly enhanced the operating model of the business, so we feel that

Exhibit 99.1
managing our inventory, higher full-price selling going forward is sustainable. So that is – we view that as the tailwind for us.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
And Susan, I'd like to add one piece on the product as it relates to the margin and supply chain. We have been re-pooling as part of our turnover strategy all of the product, in particular in the apparel brand. And what you're seeing in our results in the third quarter is that our ADS, our AUR, our spend per customer is at an all-time four-year high in all three brands, and we've had the fastest apparel regular price sell-through in four years. That she is responding to the better quality, the enhanced fabric, the new fits that we're putting into our product, so that we've been able to deliver higher margins and also have a softer landing in the cost of goods with supply chain challenges, because the product is materially different than it was three years ago.
Susan Anderson
Analyst, B. Riley FBR, Inc.
Great. That's good to hear. And if I could just add one more. I think last quarter you mentioned that your loyal customers started to increase again, I'm curious if there is any data you could give around that by brand and then also if you're seeing increased market share?
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Yes. Our customer account year-to-date is up in all three brands. Specifically by brands, Chico's is up 19%, White House is up 13%, and Soma is up 33%. So – and that is not only new but also we activated customers and the spend per customer, which I think is key, is at a four-year high for all three brands for the quarter.
Susan Anderson
Analyst, B. Riley FBR, Inc.
Great. That's good to hear. Thanks so much. Good luck this holiday.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's
Thank you Susan.
Operator: And our next question comes today comes from Marni Shapiro with Retail Tracker. Please go ahead.

Marni Shapiro
Analyst, The Retail Tracker LLC
Hey, guys. Congratulations. Welcome PJ. Good to hear you on the call.
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's
Hey, Marni.
Marni Shapiro
Analyst, The Retail Tracker LLC
Great. So could you just break down a little bit, your inventory levels are down substantially, I guess what percentage of that was planned versus late? And then I guess along those lines, if I'm thinking about the strength of your sales, anything that was delayed. Am I right to think that sales could have been even stronger if the inventory was in on time. Can you just walk us through that dynamic?
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Absolutely Marni. So yes, we did plan in apparel in particular. We have been planning the inventories lower than 2019 and lower than 2020 levels. The reasoning behind that is that we had multiple years of heavy

Exhibit 99.1
promotion in both of those brands that we were in a reset. And when you put so much more product and quality into the garments, we wanted to have scarcity quite honestly in the brands to be able to create some of that. Now that does not mean that the inventory levels that we ended with in Q3 is exactly where we want it to be.
There was definitely some inventory slides that impacted us as we discussed in the third quarter and in our second quarter call, in particular with some of the challenges that we were having with Vietnam. Having said that, we have – if you look at White House in particular, because that brand is a black and white brand, how that merchandise has delivered, it really all sort of works together whether it came in the first week of the month or it came in the second week of the month. And we're actually winning, because the customer is getting a lot more frequency of newness and she is shopping with us more often.
And in Chico's, because that customer in particular right now is gravitating towards being in stores, she is also enjoying the frequency of being able to go in more often as deliveries are hitting us a little more sporadically than they have in the past. On the flip side, we overly make sure that we had inventory in Soma, because Soma is the gift giving brand. The two apparel brands are not as impacted in Q4. Our biggest quarter actually in Chico's is Q1 and it's pretty normalized across the year or the quarters for White House. So we advantage the inventory level in Soma and why we ended up with inventories up 40% to last year at the end of the quarter, so that we had the gift-giving in pajamas in particular to get us through the holidays.
Marni Shapiro
Analyst, The Retail Tracker LLC
That make sense. And so do you feel like at the end of the day if you had more inventory in apparel, it would have worked better or no, let her come back hungry?
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Yes. I think we would have done more business in the quarter and that's opportunity for us next year, but supply chain did not materially limit our ability to be able to meet customer demand.
Marni Shapiro
Analyst, The Retail Tracker LLC
Amazing. The stores look fantastic. Best of luck for the next couple of weeks.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you, Marni.
Operator: And our next question today comes from Dana Telsey with Telsey Advisory Group. Please go ahead.

Dana Lauren Telsey
Analyst, Telsey Advisory Group LLC
Good morning, everyone. Nice to see the progress. As we talked about supply chain, what is this leading to on the other end in terms of raw materials and pricing? How do you think about pricing for the spring? Have you taken any pricing now? And then I have a couple of quick follow-ups.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Yeah. Thank you, Dana. In terms of pricing, the way that we've been guiding the teams and the way that we're looking at it is, holistically to look at the overall product versus looking at an individual item based upon the raw material components and pricing challenges that are certainty out there, and particularly in terms of like cotton pricing as an example. And we are stepping back as merchants and saying, what is the material value of that item that we believe our customer would pay for that item.

Exhibit 99.1
We have the advantage that as we put better quality fabrics fit and make into our garments and more novelty into our garment, that there is more room to be able to have leeway with those certain items versus maybe price pressure on commoditized categories and items, which quite honestly are not a big part of the business anymore. Those are just categories that you would find within outlet. And the way that we are managing our outlet business going forward is we're keeping our inventories tight in outlet, so that if there are challenges in terms of lateness with deliveries, we have a place to go with it. So right now that's been working for us for the last two years and we'll continue to manage the supply chain challenges in that same manner.
Dana Lauren Telsey
Analyst, Telsey Advisory Group LLC
Got it. And then, on the real estate side, the $22 million that you got this quarter, is there more benefit from real estate renegotiation to come forward and given you have reduced the number of store closings, how do you think about the store base for next year?
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
Hey, Dana. So on the $22 million, we do feel like we've been through most of the portfolio at least with the major landlords. So going forward, there will be opportunities to continue to renegotiate, but it would be at a more muted level. Going forward in terms of the stores, I would say, it's a living, breathing model, right, so we constantly refresh store performance and monitor profitability. So it's not given that we've identified certain stores. There is obviously the possibility that they'll return to profitability and we'll keep them open. And we saw that this year, right, with – we targeted 30 to 40 store closures and we're coming in below that because we've seen some improvement in profitability.
So again, going forward we stated roughly over 10%, we'll close over 10% of our stores going forward to 2023 but I would caution that again it's a living model, so we'll work to improve store profitability as we go forward. The stores remain a strategic asset for us and obviously, given the momentum in the business, we will constantly evaluate that.
Dana Lauren Telsey
Analyst, Telsey Advisory Group LLC
Got it. And just lastly, any difference between the performance of the outlet stores and the full-line stores? And any commentary you would want to make on Black Friday, Cyber Monday, how that performed relative to your expectations? Thank you.

Exhibit 99.1
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Yes. Yeah, the outlet stores versus frontline have been managing really pretty much the same, both in traffic and results. As it relates to the Black Friday, Thanksgiving weekend, our Q3 momentum has carried over into Q4 and we are pleased with the performance that we have seen throughout November in both stores and online, inclusive of this past holiday week.
Dana Lauren Telsey
Analyst, Telsey Advisory Group LLC
Thank you. Best of luck for the season.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you, Dana.
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
Thanks, Dana.
Operator: [Operator Instructions] Today's next question comes from Janet Kloppenburg with JJK Research Associates. Please go ahead.
Janet J. Kloppenburg
Analyst, JJK Research
Good morning everyone and congratulations on the good performance. Hi, PJ.
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
Hey, there.
Janet J. Kloppenburg
Analyst, JJK Research
I wanted to – first of all, Molly, I got on a little bit late. So, I was wondering about the outlook for the gross margin impact from freight going forward. I don’t know if you just defined what it was for the third quarter. You may have said it, but I didn't get it. Is it going to continue to be that high, could it just moderate? Do you see an opportunity for gross margin to get back next year as – if you're seeing freight prices come down? Is there a possibility that you earn some of that margin hit back next year?
And also, Molly, on White House and Chico's, I was wondering from the learning's from the third quarter and how the customer is shopping, what opportunities you've identified by category or price points, or product flow standpoint, that you will be able to embed into fiscal 2022 inventories to have – to perhaps continue to sustain this momentum? Thank you.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Great. Great, thank you, Janet. I will take the learning's on third quarter opportunity for category by price point.
Janet J. Kloppenburg
Analyst, JJK Research
Right.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
And then I'll pass it to PJ to answer your question on the outlook on gross margin and freight.
One of the things that I would share in terms of the product learnings in apparel is denim. In denim, we are having a resurgence in the category and it is running up 38% to 2019 level, because it's being fueled by a shift in categories and so we are very excited about that category. The other learning on top of that is the ability to be

Exhibit 99.1
able to create full outfits for our customers, our digital tools and offer those tools that we use in stores to create that outfitting, pairing both jackets and underpinnings for the White House brand and then pairing the one is soft jackets and also our no-iron shirt in the Chico's brand, continue to be best-in-class categories for us that we're going to continue to drive next year.
We see upside opportunity in categories like dresses and dress sub-categories as we move forward. So, lots of good things, Janet, that we're excited about on the product front.
Janet J. Kloppenburg
Analyst, JJK Research
Hey.
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
On your question about supply chain costs, so we mentioned that the impact in Q3 was roughly 350 basis points to gross margin and that came in the form of higher inbound costs, air cargo and air freight.
In the fourth quarter, we do expect it to continue and roughly that – around 300 basis points to 400 basis points of the impact. I would note that the best defense to higher raw material, higher freight cost, has been higher full-price selling and turning our inventory faster. So, our business model is geared towards digesting those costs. So we'll continue to navigate it. It is a headwind, we do expect it to continue, it's become a cost of doing business. So we do expect this headwind going into 2022, so likely to be with us for a while.
Janet J. Kloppenburg
Analyst, JJK Research
So, as you look to your receipts for the first and the second quarter, we should be thinking that the freight impact to the gross margin will be unchanged, no improvement, that kind of thing or could it be worse, PJ?
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
Yeah, it's difficult to say. There is not a lot of visibility out there as to when this could end. But given the cost today, it's so high and there are several chokepoints along the supply chain, we do anticipate that there'll be relief there at some point, so and which would – which assume that the cost would come down, but still above historical environment out there.
Janet J. Kloppenburg
Analyst, JJK Research
Okay. Thanks so much, talk to you guys later.
Patrick J. Guido
Chief Financial Officer & Executive Vice President, Chico's FAS, Inc.
Thanks.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you, Janet.
Operator: And ladies and gentlemen, this concludes the question-and-answer session. I'd like to turn the conference back over to Molly Langenstein for any closing remarks.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you. Each quarter of this fiscal year, our momentum and results have become proof points that our turnaround strategy is working. We are a digital-first customer-led company, with a clear path for profitable growth. We have three unique brands, each with their own opportunity for expanding their customer bases, market share and sales. We continue to improve our operating performance, strengthen our balance sheet

Exhibit 99.1
and build our team and infrastructure. We are poised to generate shareholder value over the long-term and have an exciting future ahead.
Before I close, I would like to thank David Oliver, who has served as Interim CFO for the last two years and has resumed his controller role with the company. I would also like to express my sincere appreciation to our team across the company, whose unwavering commitment has put us back on a path to sustainable top line growth and great improved profitability, and to all our shareholders and other stakeholders who have invested and have confidence in the future of Chico's FAS.
We look forward to speaking with you again during our fiscal year-end call.
Operator: Thank you. Ladies and gentlemen, this concludes today's conference call. We thank you all for attending today's presentation. You may now disconnect your lines and have a wonderful day.

Disclaimer
The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.
THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSO RS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.
The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2021 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.